UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-2

ENERGY VAULT HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4360 Park Terrace Drive, Suite 100
Westlake Village, California, 91361
LETTER TO STOCKHOLDERS
November 2, 2022
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders of Energy Vault Holdings, Inc. on December 20, 2022, at 12:00 pm Eastern Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/NRGV2022 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Sincerely yours,
ROBERT ALLEN PICONI
CHAIRMAN, CO-FOUNDER AND CHIEF EXECUTIVE OFFICER

ENERGY VAULT HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 20, 2022
When	Tuesday, December 20, 2022 at 12:00 pm ET		How to Vote in Advance
Where	Virtually at www.virtualshareholdermeeting.com/NRGV2022	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
Proposal 1	Election of two nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.	By Internet	You can vote your shares online at www.proxyvote.com
Proposal 2
Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2022. The Board of Directors recommends a vote “FOR”.
		By Phone	You can vote your shares by calling 1-800-690-6903
Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.
Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on October 21, 2022. Each share of common stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2022
Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about November 2, 2022.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (or “SEC”), we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/NRGV2022 during the Annual Meeting.
ENERGY VAULT HOLDINGS, INC.
BY ORDER OF THE BOARD OF DIRECTORS
ROBERT ALLEN PICONI
CHAIRMAN, CO-FOUNDER AND CHIEF EXECUTIVE OFFICER
Westlake Village, California
Dated: November 2, 2022

i

ENERGY VAULT HOLDINGS, INC.
4360 Park Terrace Drive, Suite 100
Westlake Village, California, 91361
PROXY STATEMENT SUMMARY
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Energy Vault Holdings, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about November 2, 2022. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to Energy Vault Holdings, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2022 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2021. This proxy statement covers our 2021 fiscal year, which was from January 1, 2021 through December 31, 2021, or fiscal 2021.
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
Our Annual Meeting
Date and Time	December 20, 2022 at 12:00 pm ET	Place	Virtually at www.virtualshareholdermeeting.com/NRGV2022
Record Date	October 21, 2022	Who Can Vote	Only owners of record of the Company’s issued and outstanding Common Stock as of the close of business on October 21, 2022. Each share of Common Stock is entitled to one vote.
Number of Shares Outstanding as of Record Date	137,839,965 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)
At the Annual Meeting, the stockholders of the Company will be asked to vote on the two proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.
Item	Proposals	Board Vote Recommendations		Page #
1	Election of two directors	✓	FOR each director nominee	4
2	Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for 2022.	✓	FOR	15
Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.
The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.
Election of Two Directors	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE
				Committee Membership
Name	Age	Director Since	Primary Occupation	Board of Directors	Audit Committee	Nominating and Corporate Governance	Compensation
Mary Beth Mandanas	56	2022	Chief Executive Officer at Onyx Renewable Partners	✓	✓	✓
Larry M. Paulson	69	2021	Chief Executive Officer of Novus Capital Corporation	✓		✓	✓
Ratification of Appointment of Independent Registered Public Accounting Firm	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP
Quorum Requirements
In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the shares of the Common Stock entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Required Vote
Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the two director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the re-election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For All,” “Withhold All,” or “For All Except,” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposal 2, approval of the proposal requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against Proposal 2.
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of common stock with respect to Proposal 1 unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Broker non-votes, if any, will have no effect on each of Proposals 1 and 2.
Additional Information Regarding the Internet Availability of Our Proxy Materials
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.proxyvote.com and following the instructions or calling 1-800-690-6903. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.
Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 have each been sent directly to you.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

PROPOSAL 1: ELECTION OF TWO DIRECTORS
✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW.
General
Our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for a classified board of directors consisting of three classes of directors, with each class serving staggered three-year terms and a nearly equal number of board members in each class, as determined by our Board. As a result, a portion of our Board of Directors will be elected each year. Our Board of Directors has nominated Larry Paulson and Mary Beth Mandanas as Class I directors with a term that would expire at this annual meeting of stockholders. Tahsinul Zia Huque, Henry Elkus and Thomas Ertel have been designated Class II directors, and their term expires at the 2023 annual meeting of stockholders. Robert Piconi and Bill Gross have been designated Class III directors, and their term expires at the 2024 annual meeting of stockholders.
On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Larry Paulson and Mary Beth Mandanas as nominees for election as Class I directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2025 annual meeting of the stockholders or until his successor is duly appointed or elected and qualified or until his earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.
Larry Paulson and Mary Beth Mandanas currently serve as members of our Board of Directors and have agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than two.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the Class I director nominees, Larry Paulson and Mary Beth Mandanas. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of all the Class I director nominees.
Directors and Nominees
The following table and biographical information sets forth certain information about Larry Paulson and Mary Beth Mandanas as well as the continuing directors. Such information is current as of November 2, 2022. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees.
Name	Age	Position	Director Since
Robert Piconi	52	Chief Executive Officer and Director	2017
Larry M. Paulson	69	Director	2021
Henry Elkus	27	Director	2022
Bill Gross	64	Director	2017
Zia Huque	54	Director	2021
Thomas Ertel	67	Director	2022
Mary Beth Mandanas	56	Director	2022

Nominees for Election to the Board of Directors (Class I Directors)
Larry Paulson has served as a member of our Board of Directors since 2021 and previously served as Novus Capital Corporation II director and Novus Capital Corporation II non-executive Chairman from its inception until 2022. Mr. Paulson co-founded Novus Capital Corporation and has served as its Chief Executive Officer and a director since its inception in March 2020 until its business combination with AppHarvest, Inc. in January 2021. Mr. Paulson has served as a managing member of Novus Capital Associates, LLC since its formation in October 2020. He has also served as principal and founder of Rancho Santa Fe Solutions, a wireless industry consulting company he founded in February 2010. From 2013 to January 2020, Mr. Paulson was with Qualcomm (Nasdaq:QCOM) where he served as Vice President of Product Management (2013-16), Vice President and President India and SAARC (2016-2018) and Vice President Sales NA and Australia (2018-Jan 2020). Prior to Qualcomm, he served as Executive Vice President and Chief Marketing Officer of Brightpoint, Inc., a provider of worldwide distribution and integrated logistics services to the wireless communications industry, from 2011 to 2013. Prior to that he served with Nokia (NYSE:NOK) from 1987 to 2009 where he had numerous roles including global Senior Vice President and General Manager CDMA Product line. Mr. Paulson holds a BA in Communications from Point Park University. We believe Mr. Paulson is well qualified to serve as a director because of his more than thirty years of global senior management positions in the tech industry with expertise in wireless communications.
Mary Beth Mandanas has served as a member of our Board of Directors since 2022. Ms Mandanas currently serves as Chief Executive Officer for Onyx Renewable Partners L.P., having begun this role in January 2022. Since July 2021, Ms. Mandanas has served as an Independent Director, Audit Chair, on the Board of TortoiseEcofin Acquisition Corp III. From August 2020 to August 2021, she consulted and served as Chief Investment Officer for Sol Systems, LLC, a renewable energy infrastructure and impact investment company based in Washington, DC. Previously, from the fall of 2015 to May 2020, Ms. Mandanas held the position of Executive Vice President, Chief Strategy Officer, of CleanChoice Energy, Inc., a company engaged in renewable energy retail supply and community solar, where she led strategic planning and was responsible for raising capital, banking/investor relations and establishing protocols for risk management and financial reporting. Prior to joining CleanChoice Energy in 2015, Ms. Mandanas worked in corporate and investment banking for more than 20 years, principally focused in the power and utility sector and executing across multiple facets of corporate finance/strategic advisory transactions, which included capital raising, structured financings, liability/interest rate/commodity risk management, treasury operations, capital allocation strategies, dividend policy and mergers and acquisitions. From 2013 to the fall of 2015, she served as Head of the Power/Utility Group in Corporate Banking at RBC Capital Markets, LLC, where she helped form the renewable tax equity business and grow the renewable loan portfolio. Prior to RBC Capital Markets, Ms. Mandanas served as Managing Director in Citigroup’s North American Power/Utility Corporate and Investment Banking Group from 2007 to 2013. From 1998 to 2007, Ms. Mandanas held various roles at Credit Suisse in the Power and Utility Investment Banking Group and in the Leveraged Finance/Financial Sponsors Group. She has worked across many industries, including companies in the power and utilities, textiles, chemicals, general industrials and education sectors. Additionally, Ms.Mandanas also spearheaded various diversity initiatives at Credit Suisse and was successful in establishing an annual leadership conference for female clients. Prior to joining Credit Suisse, she was a Vice President at NationsBank in New York. Additionally, Ms. Mandanas served on the Board of Trustees for the Business Partnership Foundation for the University of South Carolina for five years. Ms. Mandanas earned her M.B.A degree from Vanderbilt University and graduated, magna cum laude, with a B.S. from the University of South Carolina. We believe Ms. Mandanas is well qualified to serve as a director because of her significant experience and knowledge in finance, risk management, investment banking, business and work with companies involved in renewable energy and other areas of the energy industry.
Class II Directors
Tahsinul Zia Huque has been a member of our Board of Directors since 2022. Mr. Huque has also served as a General Partner for Prime Movers Lab LLC since January 2021. Mr. Huque currently serves on the board of trustees of Equity Residential Properties Trust and LankaBangla Finance Ltd. which are both public listed entities. Mr. Huque also serves on the boards of directors of various privately held entities that are Prime Movers Lab LLC related investments. Prior to Prime Mover Labs, Mr. Huque was a private investor from 2019 to 2021. Prior to private investing, Mr. Huque served as President and Chief Executive

Officer for Deutsche Bank Securities Inc. from 2018 to 2019, as Head of Equities, Fixed Income & Currencies, for the Americas from 2016 to 2018, and as Global Co-Chief Operating Officer of Corporate Banking & Securities from 2012 to 2016. Mr. Huque holds a B.A. in Economics and in Political Science from Williams College. We believe Mr. Huque is well qualified to serve as a director because of his vast executive, strategic and operational experience across multiple businesses.
Henry Elkus has been a member of our Board of Directors since 2022. Mr. Elkus is the founder of Helena and has served as its Chief Executive Officer since their inceptions (September 2015 for the Helena Group Foundation and January 2020 for Helena Special Investments). Mr. Elkus has also served as Social Entrepreneur in Residence for The Boston Consulting Group since 2016 and as Special Advisor for the Berggruen Institute since 2016. In 2020, Mr. Elkus was named to the 2020 Forbes 30 Under 30 list. Mr. Elkus studied at Yale University before dropping out to lead Helena full time. We believe Mr. Elkus is well qualified to serve as a director because of his substantial business experience addressing elements of governance reform, exponential technologies and existential risk mitigation.
Thomas Ertel has been a member of our Board of Directors since 2022.He was a Partner at Ernst & Young, LLP, an accounting firm, from June 2002 until his retirement from full-time employment in June 2017. Prior to that, Mr. Ertel spent 25 years, including 13 years as Partner, with Arthur Andersen, LLP, an accounting firm. Since October 2017, Mr. Ertel has served as Senior Vice President and Chief Accounting Officer of Strada Education Network, a nonprofit organization that strengthens America’s pathways between education and employment. From December 2017 through September 2021, he served as a director on the board of directors of Blackbaud, Inc. He holds a BS in Accounting from Ball State University and has maintained an active CPA license in the State of Indiana since 1980. We believe Mr. Ertel is well qualified to serve as a director because of his management skills and because of his knowledge and experience in accounting and corporate transactions.
Class III Directors
Robert Piconi is co-founder of Energy Vault, Inc., has served as our Chief Executive Officer and as our director since 2022. Mr. Piconi has also served as the chairman of the board for Chronos Imaging LLC since 2017 and as member of the board of directors of Healthcare AI Acquisition Corp (Nasdaq: HAIA) since November 2021. Prior to Energy Vault, Mr. Piconi was founder and CEO of Medical Equipment Solutions & Applications (MESA) Group Holdings, which was acquired by London-based Private Equity firm Permira in 2014, becoming Pantheon Healthcare Group and later Althea Group where he served as its Chief Executive Officer and a member of its board from 2014 to 2016. Prior to Pantheon Healthcare Group, Mr. Piconi served as Group Executive for the Network Software and Security Platform group companies at Danaher Corporation (NYSE:DHR) from 2012 to 2014. Mr. Piconi’s earlier experience included roles of increasing responsibility at large Fortune 500 public companies, including the diversified energy group Amoco Corporation and British Petroleum (NYSE: BP) after its merger with Amoco in 1998, followed by executive leadership roles of increasing responsibility at Bell Labs Lucent Technologies (now Nokia, NASDAQ: NOK) and as President and Chief Operating Officer at Spirent Communications (LSE:SPT) within the telecommunications network infrastructure industry. Mr. Piconi holds a B.S./B.B.A. from the University of Notre Dame and an M.B.A. from Northwestern University’s Kellogg School of Management. Energy Vault believes Mr. Piconi is qualified to serve as a member of the Board of Directors due to his extensive executive management and leadership experience across a variety of energy and technology companies. We believe Mr. Piconi is well qualified to serve as a director because of his prior leadership roles in Fortune 100 public companies.
Bill Gross is co-founder of Energy Vault, Inc. and has served as our a director since 2022. Mr. Gross co-founded Idealab Studio, LCC and has served as its Chairman and Chief Executive Officer since 2018. Mr. Gross also served as Chief Executive Officer of Idealab, a technology incubator he founded, from February 1996 to December 31, 2017. Mr. Gross has served as Chairman of the board for Heliogen, Inc. (NYSE: HLGN) since 2015 and has served as a member of its board since 2013. In addition, Mr. Gross has served as the Chief Executive Officer for Heliogen, Inc. since 2013. Mr. Gross has more than 40 years of experience in conceiving and starting new technology companies, including GoTo.com/Overture.com, Energy Vault, Inc., Carbon Capture, Inc., and CarsDirect.com/Internet Brands, Inc. In addition to continuing to serve as Idealab’s board chairman since 1996, Mr. Gross serves on the boards of directors of numerous companies and is also a member of the Board of Trustees of Caltech. We believe Mr. Gross is well qualified to serve as a director because of his substantial business, leadership and management experience.

CORPORATE GOVERNANCE
We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board of Directors sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for shareholders and to oversee the management of the Company’s business. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.
Affirmative Determinations Regarding Director and Nominee Independence
The Corporate Governance Guidelines adopted by our Board of Directors provide that a majority of the members of the Board of Directors, and each member of the audit, compensation and nominating and corporate governance committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance Documents section of our website at https://investors.energyvault.com/governance. For a director to be considered independent, our Board of Directors must determine that a director meets the independent director qualification standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange Listed Company Manual definitions of independent, and is free from any material relationship with us and our executive officers. Our Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest
Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each of Larry M. Paulson, Henry Elkus, Bill Gross, Zia Huque, Thomas Ertel and Mary Beth Mandanas, representing six of our seven directors do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” as that term is defined under the rules of the NYSE. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director and the relationship of certain non-employee directors with certain of our significant stockholders.
Each member of our Board of Directors serving on our audit, compensation and nominating and corporate governance committees is “independent” within the meaning of the applicable rules of the NYSE and, as applicable, the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Background and experience of directors
Our nominating and corporate governance committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
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personal and professional integrity;

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ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly held company;

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experience in the industries in which we compete;

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experience as a board member or executive officer of another publicly held company;

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diversity of background and expertise and experience in substantive matters pertaining to our business relative to other board members;

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conflicts of interest; and

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practical and mature business judgment.

Role of the Board in risk oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and privacy and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through discussions from committee members. We believe that our Board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our committees to exercise oversight over management.
Board Leadership Structure
The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having Robert Piconi serve as Chairman is the best use of his extensive knowledge of the Company and its industry and serves to foster greater communication between the Company’s management and the Board of Directors.
Lead Independent Director
As part of our continued efforts to ensure a strong, independent and active Board of Directors, we have designated a Lead Independent Director, who serves as the principal liaison between independent directors and the Chairperson and senior management, as well as the lead approver of all agendas, meetings and related information. We believe this role is integral to providing effective oversight of management and strong leadership of the independent directors. Larry Paulson currently serves as our lead independent director.
Attendance at Meetings
During the year ended December 31, 2021, our Board of Directors met five times. Each member of the Board of Directors attended at least 75 percent of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director. Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2021. In addition, the compensation committee, the audit committee and the Board of Directors met, at times, without management present in executive session.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. We anticipate that at least a majority of our Board of Directors will attend the Annual Meeting in 2022.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
The current composition of each Board committee is set forth below.
Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Robert Piconi*
Larry M. Paulson	C		✓
Henry Elkus			✓
Bill Gross
Zia Huque	✓	✓
Thomas Ertel	✓	C
Mary Beth Mandanas		✓	C

✓
Member

C
Chairperson

*
Chairman of the Board

Audit committee
Our audit committee consists of Thomas Ertel, Mary Beth Mandanas and Zia Huque, each of whom our Board of Directors has determined satisfies the independence requirements for audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Each member of our audit committee qualifies as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the NYSE. The chair of our audit committee is Mr. Ertel, who our Board of Directors has determined is an “audit committee financial expert”, within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. Our audit committee held five meetings in 2021.
Our audit committee is responsible for, among other things:
•
assisting our Board of Directors with its oversight of the following: the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the design and implementation of our internal audit function, and risk assessment and risk management;

•
appointing, compensating, retaining, overseeing and, where appropriate, replacing the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

•
overseeing and, at least annually, evaluating the qualifications and performance of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

•
reviewing and resolving any disagreements that may arise between management and the independent auditor regarding financial reporting or internal control over financial reporting;

•
evaluating the independence of the independent auditor;

•
reviewing and approving, in advance, the scope and plans for the audits and the audit fees;

•
reviewing and discussing the following with management, the internal auditors, and the independent auditor, as applicable: the annual audit plan and scope of audit activities and monitor such plan’s progress; the scope and timing of the annual audit of our financial statements; our annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q, and recommending to the Board whether the audited financial statements should be included in our Form 10-K; the results of the independent audit and the quarterly reviews of our financial statements, and the independent auditor’s opinion on the audited financial statements; the reports and certifications regarding internal control over financial reporting and disclosure controls and procedures; major issues regarding accounting principles and financial statement presentation; analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;
•
reviewing and discussing reports from the independent auditor;

•
reviewing and overseeing our cash management, investing activities, and tax planning and compliance, and approving policies related to these matters, if any;

•
preparing the audit committee report;

•
reviewing, in general, earnings press releases, and reviewing and discussing with management and the independent auditors policies with respect to earnings press releases and the type and presentation of information to be included therein, financial information and earnings guidance provided to the public, analysts, and rating agencies;

•
reviewing and discussing with management, the internal auditors, if applicable, and the independent auditor the adequacy and effectiveness of our internal controls;

•
reviewing and discussing the adequacy and effectiveness of our disclosure controls and procedures;

•
reviewing management’s plans, if any, with respect to the responsibilities, budget, and staffing of the internal audit function and our plans for the implementation of the internal audit function, which may be outsourced to external service providers; reviewing and discussing the results of the internal audit, significant issues in internal audit reports, and responses by management; reviewing and discussing the performance and effectiveness of the internal audit function;

•
reviewing, with counsel, legal or regulatory matters that could have a material impact on our financial statements;

•
establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by our reporting accounting, internal accounting controls, or auditing matters, as well as for confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters;

•
overseeing the management of risks associated with our financial reporting, accounting, and auditing matters;

•
reviewing and overseeing all transactions between us and a related person (as defined in Item 404 of Regulation S-K), in accordance with our policies and procedures;

•
setting hiring policies with regard to our hiring employees and former employees of the independent auditor and oversee compliance with such policies.

Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.
Compensation committee
Our compensation committee consists of Larry Paulson, Zia Huque and Thomas Ertel, with Mr. Paulson serving as chair. Our Board of Directors has determined that each of the compensation committee members is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act. The composition of our compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. Our compensation committee did not hold meetings in 2021.

The compensation committee is responsible for, among other things:
•
review annually and determining and approving the form and amount of compensation to be paid or awarded to the Chief Executive Officer and, in consultation with the Chief Executive Officer, determining the form and amount of compensation to be paid or awarded to all other executive “officers,” as defined in the rules promulgated under Section 16 Exchange Act;

•
establishing annually corporate goals and objectives relevant to compensation for the Chief Executive Officer;

•
evaluating annually the Chief Executive Officer’s performance against any corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

•
establishing annually corporate goals and objectives relevant to compensation, in consultation with the Chief Executive Officer, for other executive officers.

•
evaluating annually, in consultation with the Chief Executive Officer, other executive officer performance against any corporate goals and objectives relevant to such officers’ compensation;

•
administering and, if determined to be necessary, amend our 401(k) plan, deferred compensation plan if any, and any other material compensation plan;

•
recommend to the Board, for approval by the Board, the form and amount of cash- and equity-based and other compensation to be paid to the non-employee members of the Board;

•
reviewing periodically and making recommendations to the Board with respect to adoption and approval of, or amendments to, our stock plans;

•
administering and interpreting the stock plans;

•
as and when required by applicable rules and regulations, participating in the preparation of the Compensation Discussion and Analysis to be included in our filings with the Securities and Exchange Commission and generally overseeing our compensation-related disclosure;

•
overseeing our submission to, and consider the results of, stockholder votes of matters relating to compensation;

•
overseeing our compliance with legal and regulatory requirements associated with compensation of our executive officers, other employees, and non-employee directors, and coordinating as needed with the Board or other committees of the Board on matters requiring such coordination;

•
overseeing the management of risks associated with our compensation policies and programs, including an annual review of our risk management processes related to our compensation programs;

•
periodically reviewing and revising a peer group of companies against which to assess our compensation programs and practices to ensure that they are competitive and supportive of our strategy and objectives;

•
establishing the terms of, amending and overseeing the application of our policy for clawback, or recoupment, of incentive compensation;

•
overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;

•
assisting the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.
Nominating and corporate governance committee
Our nominating and corporate governance committee consists of Mary Beth Mandanas, Henry Elkus and Larry Paulson, with Ms. Mandanas serving as chair. The composition of our nominating and governance committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE applicable to nominating and corporate governance committee members. Our nominating and corporate governance committee did not hold meetings in 2021.
The nominating and corporate governance committee is responsible for, among other things:
•
overseeing the Board evaluation process, including conducting periodic evaluations of (i) the performance of the Board as a whole, each board committee, and each individual director, and (ii) the qualifications and performance of Board’s members eligible for reelection;

•
reviewing the composition and size of the Board and determining the criteria for Board’s membership;

•
establishing procedures for the submission of candidates for election to the Board, including recommendations by our stockholders, which procedures shall be set forth in our policies and procedures for director candidates;

•
selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•
reviewing and evaluating any stockholder nominees for director submitted in accordance with our bylaws and any candidates for the Board recommended by stockholders in accordance with our policies and procedures for director candidates;

•
identifying, considering, and recommending candidates to fill new positions or vacancies on the Board;

•
reviewing and making recommendations to the Board on the appropriateness of continued director service by any director who submits a letter of resignation to the Board in accordance with the corporate governance guidelines;

•
periodically reviewing the composition of each board of directors committee and making recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;

•
recommending to the Board persons to be members and chairpersons of the Board committees;

•
overseeing the other Board committees’ annual review and assessment of the adequacy of their charters and annual evaluation of the performance of such committees;

•
developing and recommending to the Board the corporate governance guidelines and periodically reviewing the effectiveness of the corporate governance guidelines approved by the Board of directors and recommending proposed changes to the Board of directors;

•
reviewing proposed changes to our certificate of incorporation and bylaws and making recommendations to the Board;

•
reviewing stockholder proposals relating to corporate governance and other matters and recommending to our Board response to such proposals;

•
overseeing the management of risks associated with director independence, conflicts of interest, Board composition and organization, and director succession planning;

•
reviewing periodically the succession planning for the Chief Executive Officer and other executive officers, reporting the findings and recommendations to the Board, and working with the Board in evaluating potential successors to these positions;

•
periodically reviewing our code of conduct approved by the Board and recommending proposed changes to the Board;

•
reviewing actual and potential conflicts of interest, including potential taking of “corporate opportunities” by insiders, Board of Directors members, and corporate officers, other than related party transactions reviewed by the audit committee of the Board, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or the taking of a corporate opportunity;

•
making recommendations for director orientation and continuing education programs;

•
ensuring that the audit committee and compensation committee of the Board review and assess the adequacy of their respective charters annually; reviewing any other policies and charters as the Board of Directors may direct; and submitting any recommended changes to such charters and policies to the Board for approval.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.
Compensation committee interlocks and insider participation
No member of our compensation committee is or has been a former or current executive officer or employee of the Company. During 2021, no member of our compensation committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board of Directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
The Company’s Director Nomination Process
As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess.
Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.
We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the committee consider each candidate’s qualities and skills and our nominating and corporate governance committee considers each candidate’s character, judgment, diversity, gender, age, independence, expertise, experience, length of service, other commitments and the like, as approved by the Board of Directors in our policies and procedures for director candidates. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations; finance; strategic planning; laws and regulations; government relations; and relevant industries, especially the ecommerce space. These considerations help ensure that the Board of Directors as a whole has the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. The nominating and corporate governance committee considers all of the criteria described above, including the candidate’s diversity, in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.
General Nomination Right of All Stockholders.   Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of this annual meeting of stockholders, deemed to have occurred on June 15, 2021 as provided in Section 1.10(b) of our Bylaws); provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120) day prior to such annual meeting and not later than the close of business on the later (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date if such annual meeting was made, whichever occurs first. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 1.10 of our Bylaws.
Director Compensation
The information contained in “Executive and Director Compensation” is incorporated herein by reference.
Shareholder Engagement
Management and directors engage with our stockholders throughout the year in a variety of forums. Our interactions cover a broad range of governance and business topics, including proxy access, Board elections, compensation practices, peer group composition and business strategy. Our engagement activities and meaningful exchanges to which we have been exposed provide us with a valuable understanding of our shareholders’ perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with our shareholders.
We encourage you to visit the Governance area of our website (https://investors.energyvault.com/governance) where you will find detailed information about our corporate governance practices and policies, including our nominating and corporate governance committee charter.
Communications with Directors
Stockholders who would like to send communications to our Board of Directors, any Board committee or to any individual director may do so by submitting such communications to Josh McMorrow, c/o Energy Vault Holdings, Inc., 4360 Park Terrace Drive, Suite 100, Westlake Village, California, 91361. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mr. McMorrow will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by Mr. McMorrow to ensure appropriate and careful review of the matter.
Code of Ethics and Business Conduct
We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at https://investors.energyvault.com/governance.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.
The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected BDO USA, LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of Energy Vault Holdings, Inc. for the fiscal year ending December 31, 2022. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2022. The affirmative vote of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of BDO.
Stockholders are not required to ratify the appointment of BDO as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain BDO. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
BDO has served as our auditor since 2018. A representative of BDO is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by BDO for the fiscal years ended December 31, 2021 and December 31, 2020:
	2021	2020
Audit Fees(1)	$379,531	$136,780
Audit Related Fees(2)	295,041	3,516
Tax Fees	—	—
All Other Fees	—	—
Total	$674,572	$140,295

(1)
Audit Fees for 2021 consisted of fees for audit services primarily related to the audit of our annual consolidated financial statements; and interim SAS 100 review under US GAAP.

(2)
Audit Related fees consisted of SPAC related costs (S-1, S-4, 8-K filings) and Swiss statutory financial statement audit.

Pre-Approval Policies
Our audit committee approved all audit and audit-related fees for services performed by our independent registered public accounting firm during 2021. The audit committee has audit and non-audit services pre-approval policies and procedures in place. The policies and procedures provide for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the audit committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the audit committee is required. Specific pre-approval of services is considered at the regular meetings of the audit committee. The policies and procedures in place also establish a list of prohibited non-audit services. In making all of its pre-approval determinations, the audit committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE REPORT
The audit committee is a committee of the Board of Directors that meets the listing standards of the NYSE and the rules and regulations of the SEC. The audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of the audit committee is available on our website at https://investors.energyvault.com/governance/governance. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
The audit committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. The independent registered public accounting firm, Marcum LLP (“Marcum”), performed an independent audit of our consolidated financial statements as of December 31, 2021. The audit committee oversees these activities. The audit committee does not prepare our financial statements, which is the responsibility of management. The audit committee discussed with the independent registered public accounting firm, Marcum, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the audit committee, as well as by SEC regulations.
Consistent with the audit committee’s oversight function, the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with the Company’s management. The audit committee received the written disclosures and the letter from Marcum as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with Marcum the accounting firm’s independence.
Based on the audit committee’s review and discussions with management and Marcum, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
AUDIT COMMITTEE
Thomas Ertel (Chair)
Mary Beth Mandanas
Zia Huque
Members of the Audit Committee
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
Below is biographical information for each of our current executive officers as of November 2, 2022, other than Robert Piconi (whose biographical information is shown under “Proposal 1: Election of Two Directors”).
Name	Age	Position
Robert Piconi	52	Chief Executive Officer and Director
David Hitchcock	61	Chief Financial Officer
Andrea Pedretti	48	Chief Technology Officer
Josh McMorrow	49	Chief Legal Officer
Christopher K. Wiese	62	Chief Operating Officer
Marco Terruzzin	49	Chief Product Officer
Goncagul İçören	47	Chief People Officer
John Jung	55	President of Energy Vault Solutions
Laurence Alexander	57	Chief Marketing Officer
Akshay Ladwa	39	Chief Engineering Officer
David Hitchcock has served as Energy Vault’s Interim Chief Financial Officer since April 2022. He has served as an industry advisor to Astra Capital Management since July 2019 and has been a board members and chair of the audit committee for Communications Technologies Services, LLC, an Astra portfolio company, since May 2021. From June 2007 until April 2015, Mr. Hitchcock served as the EVP and Chief Financial Officer of Syniverse Technologies LLC, a company providing services to the mobile telecom industry, and from April 2015 until his retirement in July 2016, served as its EVP, Global Product Management & Development. From December 2006 to May 2007, he served as the Chief Financial Officer, North America, at Alcatel-Lucent S.A., a global telecommunications equipment company. From May 2001 until November 2006, Mr. Hitchcock held numerous roles at Lucent Technologies Bell Labs, including as SVP & Corporate Controller from March 2006 to November 2006. Mr. Hitchcock is a Certified Public Accountant and holds a B.S. in Accounting and an M.B.A. from Wake Forest University.
Andrea Pedretti is Energy Vault Inc.’s co-founder and has served as Energy Vault’s Chief Technology Officer since 2022. Since 2016, Mr. Pedretti has also served as Managing Director for pquadrum engineering SA. Prior to Energy Vault, Mr. Pedretti served as a scientific advisor to Synhelion SA from 2016 to 2019. Prior to joining Synhelion SA, Mr. Pedretti was co-founder of Airlight Energy and its Chief Technology Officer from 2007 to 2016. Airlight Energy Manufacturing SA declared bankruptcy in August 2016, while Mr. Pedretti was its Chief Technology Officer. Prior to co-founding Airlight Energy, Mr. Pedretti was company director and Chief Technology Officer at Airlight Ltd. Mr. Pedretti holds a M.S. in Civil Engineering from the Swiss Federal Institute of Technology (ETH).
Josh McMorrow has served as Energy Vault’s Chief Legal Officer since 2022. Mr. McMorrow is responsible for overseeing Energy Vault’s legal, regulatory, IP and compliance functions, as well as all legal aspects of its strategic and commercial partnerships as the company continues to scale its operations and expand its global footprint. Mr. McMorrow joined the Energy Vault leadership team as a Senior Legal Executive with broad international experience in the energy, industrial gas, construction, and chemicals industries. Mr. McMorrow has been recognized as one of the top 100 GCs in three countries (United States, Switzerland, and Germany) as well as being named General Counsel of the Year for Energy. Mr. McMorrow serves on the Supervisory Board, and as a member of the Audit Committee, of Philomaxcap AG. Before joining Energy Vault, he served as Vice President, Secretary and Group General Counsel for Atotech Group from 2019 to 2022, and he also served in a number of roles for Weatherford International from 2014 to 2019 including VP, Chief Commercial Counsel and General Counsel - North America. Mr. McMorrow also spent 8 years with Air Liquide, ultimately as General Counsel of Air Liquide Engineering & Construction for the Americas. Josh McMorrow graduated with Honors from the University of Texas School of Law and completed his undergraduate degree in International Business at Trinity University, graduating cum laude.

Christopher K. Wiese has served as Energy Vault’s Chief Operating Officer since 2022. Mr. Wiese also served as Energy Vault Inc.’s Vice President of Engineering from February 2021 to September 2021. Prior to Energy Vault, Mr.  Wiese served as Vice President of Global Procurement for Zebra Technologies Corporation (Nasdaq:ZBRA) from 2015 to 2019. Prior to joining Zebra Technologies Corporation Mr. Wiese served as the Senior Vice President of Engineering at Danaher from 2013 to 2014, and the Chief Operating Officer for Spirent Communications plc from 2007 to 2013. Mr. Wiese began his career at Bell Labs in 1988 and progressed through increasing roles of responsibility within the R&D, Engineering and Supply Chain organizations. Mr. Wiese holds a B.S. and a M.S. in Mechanical Engineering from the University of Wisconsin.
Marco Terruzzin has served as Energy Vault’s Chief Product Officer since 2022. Prior to Energy Vault, Dr. Terruzzin was founder of EVfy, Inc. Prior to founding EVfy, Inc., Dr. Terruzzin served as Director of Energy Storage for RWE Renewables GmbH from 2017 to 2019. Prior to joining RWE Renewables GmbH, Dr. Terruzzin served as Head of Energy Storage Edge Platform for Stem, Inc. from 2016 to 2017. Prior to joining Stem, Inc., Dr. Terruzzin served as Managing Director — Americas for Electro Power Systems S.A. from 2015 to 2016. Dr. Terruzzin holds a M.Sc. in Mechanical Engineering and a Ph.D. in Energy Economics from University of Padua (Italy) and an M.B.A. from the University of Virginia Darden School of Business.
Goncagul İçören has served as Energy Vault’s Chief People Officer since 2022. Prior to Energy Vault, Ms. Icoren served as an Executive Director of HR at Amgen Inc. (Nasdaq:AMGN) from 2017 to 2021 and a Regional HR Lead from 2014 to 2017. Prior to joining Amgen Inc., Ms. Icoren served as Vice President of Global Talent Management at Actavis Pharma, Inc. from 2012 to 2014 and Vice President of Human Resources for Europe from 2009 to 2012. Ms. Icoren holds a B.A. in International Relations from Middle East Technical University and an Executive M.Sc. in International Human Resource Management from Cranfield University Cranfield School of Management.
John Jung has served as Energy Vault’s President of Energy Vault Solutions since 2022. Prior to Energy Vault, Mr. Jung served as Operating Partner for Cota Capital Management, LLC from January 2020 to October 2021. Prior to joining Cota Capital Management, LLC, Mr. Jung co-founded BrightNight, LLC and served as its President from May 2019 to October 2019. Prior to BrightNight, LLC, Mr. Jung served as Global Vice President, Energy Storage/Software/Solar for Warstila Corporation from July 2017 to December 2018. Prior to Wartsila Corporation, Mr. Jung founded Greensmith Energy Management Systems Inc. and served as its President and Chief Executive Officer from its inception in April 2009 until it was acquired by Wartsila Corporation in June 2017. Mr. Jung holds a B.A. in Pure Science and Economics from the University of Western Ontario and a M.B.A. in Strategy and Finance from Ivey Business School.
Laurence Alexander has served as Energy Vault’s Chief Marketing Officer since 2022. Mr. Alexander has also served as Chairman for Wantley Manor Consultancy Ltd. since 2002 and a board advisor for Chronos Imaging LLC since 2018. Prior to Energy Vault, Mr. Alexander co-founded EarlyWMC Limited and served as its Chairman from 2010 to 2019. Mr. Alexander also served as Vice President Marketing for Danaher Corporation from 2010 to 2015. Prior to Danaher Corporation, Mr. Alexander served as Group Chief Executive Officer for SAB Holdings, LLC from 2009 to 2010. Prior to SAB Holdings, LLC, Mr. Alexander served in roles of increasing responsibility for O2, a brand owned by Telefónica, from 2002 to 2005. Prior to O2, Mr. Alexander served as Chief Executive Officer for Genie, a subsidiary of British Telecom, from 1999 to 2002. Prior to Genie, Mr. Alexander served as Managing Director of Consumer Services and Chief Operating Officer for World Online from 1998 to 1999. Mr. Alexander holds a HND in Business Studies from Greater Brighton MET.

EXECUTIVE AND DIRECTOR COMPENSATION
For the year ended December 31, 2021, our named executive officers were Robert Piconi, Chief Executive Officer, Marco Terruzzin, Chief Product Officer, and Andrea Pedretti, Chief Technology Officer.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As we transition from a private company to a publicly traded company, the combined company will continue to evaluate its compensation program as circumstances require. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The compensation reported in this discussion is not necessarily indicative of how the named executive officers will be compensated in the future. The number of shares subject to equity awards shown in this section have been adjusted to reflect the business combination between us Novus Capital Corporation II and Energy Vault, Inc. (the “Business Combination”).
2020 and 2021 Summary Compensation Table
The following table shows information regarding the compensation of our named executive officers for services performed during the years ended December 31, 2020 and December 31, 2021.
	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Piconi, Chief Executive Officer	2020	340,312	43,600	—	—	383,912
	2021	514,824	430,550	3,586,359	105,651	4,637,384
Andrea Pedretti, Chief Technology Officer	2020	272,231	15,000	—	—	287,231
	2021	285,000	125,000	1,712,537	19,064	2,141,601
Marco Terruzzin, Chief Product Officer	2020	234,484	188,500(5)	—	—	422,984
	2021	300,000	180,000	595,825	—	1,075,825

(1)
The amounts in this column represent the total base salaries earned in 2020 and 2021 from Energy Vault and Energy Vault SA (as applicable). For base salaries and bonuses earned from Energy Vault SA, we have converted CHF to USD, with an exchange rate of 1.09 USD to 1.00 CHF, as of December 31, 2021.

In the case of Mr. Piconi, his base salary for 2021 includes a vacation payout under Swiss law in the amount of CHF 22,270 (USD 24,274).
Additionally, all our employees, including the named executive officers, were subject to a temporary salary reduction due to the COVID-19 pandemic for the months of April 2020 to November 2020.
(2)
Represents 2020 and 2021 discretionary bonuses granted to each named executive officer based on a subjective review of the yearly performance of the named executive officer and the Company and progress toward the final achievement of the shareholder approval required for the Business Combination which closed on February 11, 2022. These bonuses were paid in early 2022. Bonuses were paid in USD, except in the case of Mr. Piconi, whose 2020 bonus was paid as CHF 40,000 (USD 43,600) and whose 2021 bonus was paid as CHF 395,000 (USD 430,550).

(3)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable year computed in accordance with FASB ASC Topic 718. See Note 9 of the Notes to our unaudited consolidated financial statements filed on Form S-1 filed with the SEC on January 13, 2021 for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

(4)
In the case of Mr. Piconi, all other compensation includes expenses paid directly by us or Energy Vault SA (as applicable), which was determined to be treated as income to Mr. Piconi including foreign tax preparation, family travel for Swiss work permit renewal purposes, relocation storage costs and legal expenses for Swiss residency purposes in the amount of CHF 96,927 (USD 105,651). For Mr. Pedretti, all other compensation includes a relocation reimbursement in the amount of $19,064.

(5)
Represents a one-time cash bonus of $100,000 paid to Mr. Terruzzin in 2020 in connection with him remaining employed with us for a period of one year. As described below, Mr. Terruzzin’s offer letter originally provided for a one-time cash bonus of $200,000, however, we agreed with Mr. Terruzzin to reduce his sign-on bonus from $200,000 to $100,000. In consideration of this reduction, the restricted stock award granted to him in July 2021 (which is reported under the column entitled “Stock Awards”) included fully vested shares of Energy Vault Common Stock.

In addition, Mr. Terruzzin earned a discretionary bonus of $88,500 in 2020, which was paid in 2021.
Narrative Disclosure to 2021 Summary Compensation Table
The compensation of our named executive officers generally consists of base salary, annual incentive compensation and equity compensation. In making executive compensation decisions for our named executive officers, the Board, with input from the Chief Executive Officer (other than with respect to his own arrangements) considers such factors as it deems appropriate in its exercise of discretion and business judgment, including a subjective assessment of the named executive officer’s performance, the amount of vested and unvested equity held by the officer, amounts paid to our other executive officers and competitive market conditions.
Base Salary
Base salary is set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance.
Cash Bonus
Cash bonus opportunities are also set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance, and the initial target amount of all annual bonus opportunities are set forth in the named executive officer’s employment agreement or offer letter, as described below.
Our named executive officers’ target annual cash bonuses for 2021, expressed as a percentage of base salary, were 50% for Mr. Piconi and 40% for Messrs. Pedretti and Terruzzin. After the year is completed, our Board reviews our performance and each individual executive’s performance to determine the individual bonus amounts. The actual amounts paid to our named executive officers under the Company’s 2021 annual cash bonus program are set forth in the Summary Compensation Table above.
Equity Compensation
Historically, the equity compensation granted to our named executive officers has consisted of restricted stock units (“RSUs”) and restricted stock awards. Awards held by the named executive officers were granted under our 2020 Stock Plan (the “2020 Plan”). Following the closing of the Business Combination, no further awards will be made under the 2020 Plan; however, awards outstanding under the 2020 Plan continued to be governed by their existing terms (provided that such awards were subject to adjustment in connection with the Business Combination). For a description of the stock awards granted to our named executive officers that were outstanding as of December 31, 2021, please see the “Outstanding Equity Award at 2021 Year-End” table below.
In 2022, in connection with the Business Combination, we adopted, and our stockholders approved, the Energy Vault Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). Following the closing of the Business Combination, equity awards have been made under the 2022 Plan.

Health and Welfare Benefits and Perquisites
Our named executive officers are generally eligible to participate in our health and welfare plans to the same extent as other full-time employees. We generally do not provide our named executive officers with perquisites or other personal benefits. However, we do reimburse our named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services to us.
Employment Arrangements with Energy Vault’s Named Executive Officers
We have entered into an employment letter or an employment agreement with each of our named executive officers setting forth the initial terms of such officer’s employment. For each of our named executive officers, employment is “at will” and may be terminated at any time.
Each of our named executive officers is eligible to earn an annual incentive bonus for each year they are employed by us, with the target amount of such bonus opportunity set as a percentage of each named executive officer’s annual base salary. The salaries and target bonus opportunities of our named executive officers are typically reviewed annually and adjusted when our Board or our compensation committee determines it is appropriate. Historically, the equity compensation granted to our named executive officers has consisted of restricted stock awards or RSUs. For a description of such equity awards outstanding as of December 31, 2021, please see the “Outstanding Equity Awards at 2021 Year-End” table below.
Agreements with Robert Piconi
Mr. Piconi initially entered into an employment agreement with Energy Vault SA on January 1, 2018, an amended employment agreement with Energy Vault SA on December 1, 2020, and an employment letter, dated as of September 16, 2019, with Energy Vault, Inc. (together, the “Piconi Agreements”). Pursuant to the Piconi Agreements, Mr. Piconi serves as our Chief Executive Officer and became entitled to receive a base salary at an annual rate of CHF 395,000 (USD 399,412 based on an exchange ratio of USD 1.01117 to one CHF as of October 28, 2022) for his service to Energy Vault SA and USD 60,000 for his service to Energy Vault, Inc. Beginning in December 2020, Mr. Piconi became entitled to receive an annual variable performance bonus of 50% of his annual salary based on mutually established goals.
In addition, per the employment agreement with Energy Vault SA, if Energy Vault SA terminates his employment unilaterally with an ordinary notice of 90 days, Mr. Piconi is eligible for severance benefits equal to twelve months of base salary at his then current base salary rate plus his target bonus amount, subject to standard withholding and payroll deductions. Under his employment agreement, during his employment, Mr. Piconi is also eligible for ancillary benefits, such as a standard car allowance and reasonable expenses for foreign tax preparation and other ancillary expenses as they relate directly to Mr. Piconi’s employment with Energy Vault SA.
Pursuant to the terms of the Piconi Agreements, Mr. Piconi is subject to (i) customary invention assignment and confidentiality restrictions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.
On November 27, 2017, Energy Vault granted Mr. Piconi 8,615,892 shares of our common stock pursuant to a restricted stock purchase agreement. The terms of the restricted stock purchase agreement provide that the restricted stock shall vest or has vested (and therefore shall be released or has been released from our repurchase option) as follows: 25% of the shares vested on November 27, 2018, and 1/48th of the shares of restricted stock shall vest (or has become vested) on each month thereafter, subject to Mr. Piconi’s continued employment with us through the relevant vesting dates. In addition, 100% of any unvested shares of restricted stock shall accelerate and become immediately vested if Mr. Piconi’s employment is terminated either by us without “Cause” or by Mr. Piconi for “Good Reason,” in either case, during the six month period following a “Change of Control” (as such terms are defined in the restricted stock purchase agreement).
In July 2021, we granted Mr. Piconi 4,909,995 shares of our common stock pursuant to a restricted stock award agreement which was subsequently amended in April 2022 to align with the terms that we and Mr. Piconi had agreed to in the period leading up to the award on July 8, 2021. As amended, this restricted stock agreement has a vesting commencement date of July 8, 2021 which was previously stated as July 19,

2019. Shares subject to this restricted stock award, as amended, vest according to the satisfaction of two vesting requirements: (i) a time-based service requirement, which would be partially satisfied with respect to 25% of the shares if Mr. Piconi remains in continuous service through the twelve month anniversary of the vesting commencement date, in this case July 8, 2022, and the remaining shares would become satisfied in 1/48th equal monthly installments if Mr. Piconi remains in continuous service with us through each monthly anniversary thereafter, starting on August 8, 2022 and ending on July 8, 2025, and (ii) a liquidity event vesting requirement, which would be satisfied on the earlier to occur of either a Qualified Transaction (which, as defined, included the completion of the Business Combination) or a “Sale Event” that earns the multiples of money and internal rates of return, as described in the restricted stock award agreement. In addition, as amended, if the liquidity event requirement is satisfied before Mr. Piconi’s service with the company terminates, then the time-based service requirement will be deemed satisfied with respect to 100% of the total number of shares subject to the award, which was stated as 50% in the original restricted stock award. As this liquidity event requirement was satisfied in connection with the completion of the Business Combination, Mr. Piconi’s restricted stock award became fully vested upon the closing of the Business Combination and would have also become fully vested upon such occurrence under the prior terms.
Agreements with Andrea Pedretti
Mr. Pedretti initially entered into an employment agreement with Energy Vault SA on August 1, 2019 and an employment letter, dated as of October 12, 2020, with Energy Vault, Inc. (together, the “Pedretti Agreements”). Pursuant to the Pedretti Agreements, Mr. Pedretti serves as our Chief Technology Officer and initially became entitled to receive a base salary at an annual rate of CHF 350,000 (USD 353,909 based on an exchange ratio of USD 1.01117 to one CHF as of October 28, 2022) for full-time service. In September 2020, Mr. Pedretti’s position was reduced to 80% working time.
Beginning in October 2020, Mr. Pedretti relocated to the U.S. and commenced receiving a base salary at an annual rate of $285,000 for 80% working time and became entitled to receive an annual variable performance bonus of up to 40% of his annual salary based on mutually established goals.
In addition, Mr. Pedretti is subject to (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.
On November 28, 2017, we granted Mr. Pedretti 2,871,964 shares of common stock pursuant to a restricted stock purchase agreement. The terms of the restricted stock purchase agreement provide that the restricted stock shall vest (and therefore be released from our repurchase option) as follows: 80% of the shares are subject to our right of repurchase, and 25% of the shares subject to repurchase will vest on the one year anniversary of the effective date of November 28, 2017, and thereafter, 1/48th of the restricted stock shall vest each month so that the restricted stock is fully vested on the fourth anniversary of the effective date, subject to Mr. Pedretti’s continued employment with Energy Vault on the relevant vesting dates.
In July 2021, we granted Mr. Pedretti 2,343,407 shares of our Common Stock pursuant to a restricted stock unit (“RSU”) agreement, which was subsequently amended in April 2022 to align with the terms that we and Mr. Pedretti had agreed to in the period leading up to the award on July 8, 2021. As amended, this RSU agreement has a vesting commencement date of July 8, 2021, which was previously stated as July 19, 2019. Shares subject to this RSU award vest according to the satisfaction of two vesting requirements: (i) a time-based service requirement, which would be partially satisfied with respect to 25% of the shares if Mr. Pedretti remains in continuous service through the twelve month anniversary of the vesting commencement date, in this case July 8, 2022, and the remaining shares shall become satisfied in 1/48th equal monthly installments if Mr. Pedretti remains in continuous service with us through each monthly anniversary thereafter, starting on August 8, 2022 and ending on July 8, 2025, and (ii) a liquidity event vesting requirement, which would be satisfied on the earlier to occur of either a Qualified Transaction (which, as defined, included the completion of the Business Combination) or a Sale Event that earns the multiples of money and internal rates of return, as described in the RSU award agreement. In addition, if the liquidity event requirement is satisfied before Mr. Pedretti’s service with us terminates, then the time-based service requirement will be deemed satisfied with respect to 50% of the total number of shares subject to the award.

Agreements with Marco Terruzzin
Mr. Terruzzin entered into an employment agreement with us dated as of September 17, 2019 (the “Terruzzin Agreement”). Pursuant to the Terruzzin Agreement, Mr. Terruzzin serves as our Chief Product Officer and is entitled to receive a base salary at an annual rate of USD 300,000 in addition to a one-time retention bonus of USD 200,000, subject to Mr. Terruzzin completing twelve months of continuous service with us. Subsequently, Mr. Terruzzin and us agreed to reduce his retention bonus from USD 200,000 to USD 100,000. Mr. Terruzzin is also eligible for an annual variable target bonus of up to 40% of his annual salary based on mutually established goals. Per the Terruzzin Agreement, Mr. Terruzzin is eligible to receive sales commission based on the terms of our sales compensation plan and an applicable sales compensation agreement between Mr. Terruzzin and us.
Pursuant to the terms of the Terruzzin Agreement, Mr. Terruzzin agreed to our standard Employee Confidentiality and Non-Disclosure Agreement, which includes (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.
In July 2021, we granted Mr. Terruzzin 745,085 shares of Energy Vault Common Stock, 135,470 of which was granted as fully vested shares and the remaining 609,615 shares are to vest pursuant to a restricted stock agreement with a vesting commencement date of July 23, 2020. The fully vested shares were granted in consideration for Mr. Terruzzin’s agreement to reduce his retention bonus, as described above. In May 2022, such restricted stock agreement was amended to align with the terms that we and Mr. Terruzzin had agreed to in the period leading up to the award on July 8, 2021. As amended, this restricted stock agreement (1) provides that 304,807 of the shares subject to the restricted stock award have a vesting commencement date of October 4, 2019 and (2) provides that 304,808 of the shares subject to the restricted stock award have a vesting commencement date of July 23, 2020. As amended, shares subject to this restricted stock award vest according to the satisfaction of two vesting requirements: (i) a time-based service requirement, which was or would be partially satisfied with respect to 25% of the shares if Mr. Terruzzin remains or remained in continuous service through the twelve month anniversary of the applicable vesting commencement date, and the remaining shares became or shall become satisfied in 1/48th equal monthly installments if Mr. Terruzzin remains in continuous service with us through each monthly anniversary thereafter, ending on October 4, 2023 or July 23, 2024, as applicable, and (ii) a liquidity event vesting requirement, which shall be satisfied on the earlier to occur of either a Qualified Transaction (which, as defined, included the completion of the Business Combination) or a Sale Event that earns the multiples of money and internal rates of return, as described on the restricted stock award agreement. In addition, if the liquidity event requirement is satisfied before Mr. Terruzzin’s service with us terminates, then the time-based service requirement will be deemed satisfied with respect to 50% of the total number of shares subject to the award. As this liquidity event requirement was satisfied in connection with the completion of the Business Combination, Mr. Terrunzzin’s restricted stock award will become fully vested on July 23, 2022.

Outstanding Equity Awards at 2021 Year-End
The following table provides information regarding outstanding unvested equity awards held by our named executive officers as of December 31, 2021. The number of shares subject to each equity award set forth below are as of December 31, 2021 but have been adjusted to reflect the Business Combination:
Name	Type of Award	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(4)	Purchase Price ($)
Robert Piconi(1)	Restricted Stock	4,909,995	48,610,654	0.0025
Andrea Pedretti(2)	RSU	2,343,407	23,200,547	—
Marco Terruzzin(3)	Restricted Stock	609,615	6,035,400	0.0025

(1)
Mr. Piconi was granted a restricted stock award of 4,909,995 shares of our common stock on July 8, 2021 pursuant to a restricted stock agreement, which was subsequently amended in May 2022 to align with the terms that we and Mr. Piconi had agreed to in the period leading up to the award on July 8, 2021. As amended, this restricted stock agreement had a vesting commencement date of July 8, 2021, which was previously stated as July 19, 2019, and standard “cliff vesting” terms of 12 months and 25% initial vesting beginning at the 12 month anniversary after the award date. Shares subject to this restricted stock award vest according to the satisfaction of two vesting requirements: (i) a time-based service requirement, which would be partially satisfied with respect to 25% of the shares if Mr. Piconi remains in continuous service with us through the twelve month anniversary of the vesting commencement date, in this case July 8, 2022, and the remaining shares shall become satisfied in 1/48th equal monthly installments if Mr. Piconi remains in continuous service with us through each monthly anniversary thereafter, starting on August 8, 2022 and ending on July 8, 2025, and (ii) a liquidity event vesting requirement, which shall be satisfied on the earlier to occur of either a Qualified Transaction (which, as defined, included the completion of the Business Combination) or a Sale Event that earns the multiples of money and internal rates of return, as described in the restricted stock award agreement. In addition, if the liquidity event requirement is satisfied before Mr. Piconi’s service with the company terminates, then the time-based service requirement will be deemed satisfied with respect to 100% of the total number of shares subject to the award, which was stated as 50% in the original restricted stock award. As this liquidity event requirement was satisfied in connection with the completion of the Business Combination, Mr. Piconi’s restricted stock award became fully vested upon the closing of the Business Combination and would have also become fully vested upon such occurrence under the prior terms.

(2)
In July 2021, we granted Mr. Pedretti 2,343,407 shares of Energy Vault Common Stock pursuant to an RSU agreement, which was subsequently amended in May 2022 to align with the terms that we and Mr. Pedretti had agreed to in the period leading up to the award on July 8, 2021. As amended, this RSU agreement has a vesting commencement date of July 8, 2021, which was previously stated as July 19, 2019. Shares subject to this RSU award vest according to the satisfaction of two vesting requirements: (i) a time-based service requirement, which would be partially satisfied with respect to 25% of the shares if Mr. Pedretti remains in continuous service through the twelve month anniversary of the vesting commencement date, in this case July 8, 2022 and the remaining shares shall become satisfied in 1/48th equal monthly installments if Mr. Pedretti remains in continuous service with us through each monthly anniversary thereafter, starting on August 8, 2022 and ending on July 8, 2025, and (ii) a liquidity event vesting requirement, which shall be satisfied on the earlier to occur of either a Qualified Transaction (which, as defined, will include the completion of the Business Combination) or a Sale Event that earns the multiples of money and internal rates of return, as described in the RSU award agreement. In addition, if the liquidity event requirement is satisfied before Mr. Pedretti’s service with us terminates, then the time-based service requirement will be deemed satisfied with respect to 50% of the total number of shares subject to the award.

(3)
Mr. Terruzzin was granted 609,615 shares of our common stock on July 8, 2021 pursuant to a restricted stock agreement with a vesting commencement date of July 23, 2020. In April 2022, such restricted stock agreement was amended to align with the terms that we and Mr. Terruzzin had agreed to in the period leading up to the award on July 8, 2021. As amended, this restricted stock agreement (1) provides that 304,807 of the shares subject to the restricted stock award have a vesting commencement date of October 4, 2019 and (2) provides that 304,808 of the shares subject to the restricted stock award have a vesting commencement date of July 23, 2020. As amended, shares subject to this restricted stock award vest according to the satisfaction of two vesting requirements: (i) a time-based service requirement, which was or would be partially satisfied with respect to 25% of the shares if Mr. Terruzzin remains or remained in continuous service through the twelve month anniversary of the applicable vesting commencement date, and the remaining shares became or shall become satisfied in 1/48th equal monthly installments if Mr. Terruzzin remains in continuous service with us through each monthly anniversary thereafter, ending on October 4, 2023 or July 23, 2024, as applicable, and (ii) a liquidity event vesting requirement, which shall be satisfied on the earlier to occur of either a Qualified Transaction (which, as defined, included the completion of the Business Combination) or a Sale Event that earns the multiples of money and internal rates of return, as described on the restricted stock award agreement. In addition, if the liquidity event requirement is satisfied before Mr. Terruzzin’s service with us terminates, then the time-based service requirement will be deemed satisfied with respect to 50% of the total number of shares subject to the award. As this liquidity event requirement was satisfied in connection with the completion of the Business Combination, Mr. Terrunzzin’s restricted stock award will become fully vested on July 23, 2022 and would have also become fully vested on such date under the prior terms.

(4)
As there was no public market for our common stock on December 31, 2021, we have assumed for this purpose that the fair value on such date was $67.06 per share. This assumed fair value represents $9.90 per share, which was the closing price per share of our common stock on December 31, 2021, multiplied by 6.7735. Based on the exchange ratio determined at closing, each share of Energy Vault, Inc. Common Stock was entitled to receive 6.7735 shares of Common Stock at the closing of the Business Combination. The assumed fair value used for purposes of this table does not include the value of any Earn Out Shares (as defined in Form S-1 filed with the SEC on January 13, 2021) issuable in respect of the awards reflected in the table. The Energy Vault, Inc. equity awards in the table above have been assumed by us and converted into comparable awards.

Post-Closing Executive Compensation
2021 Energy Vault Director Compensation
Except with respect to Mr. Piconi (whose compensation is reflected in the 2020 and 2021 Summary Compensation Table set forth above), we had no formal arrangements under which directors receive compensation for their service on our Board of Directors or its committees during 2021.
Post-Closing Director Compensation
On May 11, 2022, the compensation committee of our Board of Directors approved a non-employee director compensation program.
Pursuant to the approved non-employee director compensation program, non-employee directors will receive an annual cash retainer of $75,000, paid quarterly in arrears. We will reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.
In addition, non-employee directors will receive grants of equity awards under the 2022 Plan. Upon joining the Board, a new non-employee director will receive RSUs with an approximate grant date value of $200,000, and committee chairs will be granted additional RSUs with a target value of $15,000. This new director equity award will vest in three annual installments on each anniversary of the date of grant subject to the director’s continued service on the Board through each such anniversary. In connection with each annual meeting of stockholders, each non-employee director who will continue to serve on the Board will receive RSUs with an approximate grant date value of $100,000. These annual equity awards will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of stockholders subject to the director’s continued service on the Board through such date. Both new director equity awards and annual equity awards will vest in full in the event of a change in control while the non-employee director remains in service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of October 28, 2022 by:
•
each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•
each current named executive officer and director of the Company; and

•
all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 137,839,965 shares of Common Stock issued and outstanding as of October 28, 2022.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. Unless otherwise indicated, the business address of each of the directors and executive officers of each of the directors and executive officers of the Company is 4360 Park Terrace Drive, Suite 100, Westlake Village, California 93161.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Class
Named Executive Officers and Directors:
Robert Piconi(1)	14,953,084	10.8%
Andrea Pedretti(2)	1,956,431	1.4%
Marco Terruzzin(3)	545,267	*%
Henry Elkus(4)	3,487,876	2.5%
Bill Gross(5)	7,790,302	5.7%
Zia Huque(6)	7,552,864	5.5%
Thomas Ertel	—	—
Mary Beth Mandanas	—	—
Larry M. Paulson(7)	665,382	*
All Directors and Executives Officers of Energy Vault as a Group (15 individuals)(8)	36,951,206	26.8%
Five Percent Holders:
NeoTribe Ventures I, L.P. for itself and as nominee for NeoTribe Associates I, L.P.(9)	9,276,423	6.7%
Prime Movers Lab(10)	7,552,864	5.5%
SoftBank Vision Fund (AIV M2) L.P. acting by its manager, SB Investment Advisers (UK) Limited(11)	18,535,631	13.4%

*
Means less than 1%.

(1)
Consists of (i) 6,337,192 shares of Common Stock held of record by Mr. Piconi; (ii) 4,307,946 shares of Common Stock held of record by the Piconi Family 2021 Delaware Trust for which Mr. Piconi serves as investment advisor; and (iii) 4,307,946 shares of Common Stock held of record by the Piconi 2021 Delaware Trust for which Mr. Piconi serves as investment advisor.

(2)
Consists of (i) 1,126,475 shares of Common Stock and (ii) 829,956 shares of Common Stock issuable pursuant to restricted stock units that will be vested within 60 days of October 28, 2022. In connection with a personal loan entered into in December 2019, Mr. Pedretti has granted to the lender a security interest in 292,345 shares of our Common Stock.
(3)
Reflects of 545,267 shares of Common Stock.

(4)
Consists of (a) 23,413 shares of Common Stock held directly by Henry Elkus; (b) 2,357,944 shares of Common Stock held directly by HSI Energy Vault I LLC; (c) 933,839 shares of Common Stock held directly by HSI Energy Vault II LLC; (d) 116,728 shares of Common Stock held directly by HSI EV Brasil LLC; and (e) 55,952 shares of Common Stock held directly by EN Fund I, A Series of Helena Special Investments AL Ventures, LP (each such entities, an “Helena Affiliate”). Helena Special Investments LLC has voting and dispositive control over the shares held by each Helena Affiliate, and Helena Special Investments LLC and Mr. Elkus may each be deemed to be the beneficial owner of such securities. The business address of this stockholder is 515 S. Flower St. Suite 5100, Los Angeles, CA 90071.

(5)
Consists of (a) 1,590,997 shares of Common Stock held directly by Idealab Studio, LLC; (b) 4,822,950 shares of Common Stock held directly by Gross Goodstein Living Trust; (c) 100,000 shares of Common Stock held directly by Marcia Goodstein, Bill Gross’s wife, as custodian for a UTMA account; and (d) 1,276,355 shares of Common Stock held directly by Idealab Holdings, LLC. Bill Gross manages and maintains investment and dispositive power over the securities held by Idealab Studio, LLC and Idealab Holdings, LLC. Mr. Gross is co-trustee of the Gross Goodstein Living Trust with Mrs. Goodstein. As such, Mr. Gross may be deemed to share beneficial ownership of the common stock held directly by Idealab Studio, LLC, Idealab Holdings, LLC, Gross Goodstein Living Trust and Mrs. Goodstein. Mr. Gross disclaims beneficial ownership of such securities. The business address of Idealab Studio, LLC and Idealab Holdings, LLC is 130 West Union Street, Pasadena, CA 91103.

(6)
Consists of (a) 1,245,077 shares of Common Stock held directly by Energy Vault PML SPV 1 LP; (b) 6,217,287 shares of Common Stock held directly by Prime Movers Growth Fund I, LP; and (c) 90,500 shares of Common Stock held directly by Prime Movers Lab Fund II LP. The business address of this stockholder is PO Box 12829, Jackson, WY 83002.

(7)
Consists of (a) 56,126 shares of Common Stock held directly by Mr. Paulson; and (b) 609,256 shares of Common Stock held through the Larry M Paulson and Gretchen V Paulson Family Trust dated Sept 4, 2019, and any amendments thereto, of which he is a trustee. Consequently, Mr. Paulson may be deemed to be the beneficial owner of such. He disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. The number of shares held post-Business Combination includes shares issuable upon exercise of 556,500 private warrants held by Larry M Paulson and Gretchen V Paulson Family Trust dated Sept 4, 2019 that become exercisable 30 days after the completion of the Business Combination.

(8)
Consists of (i) 35,564,750 shares of Common Stock, (ii) 829,956 shares of Common Stock issuable pursuant to restricted stock units that will be vested within 60 days of October 28, 2022, and (iii) shares issuable upon exercise of 556,500 private warrants.

(9)
Consists of 9,276,423 shares of Common Stock to be issued in exchange held directly by NeoTribe Ventures I, L.P. for itself and as nominee for NeoTribe Associates I, L.P. The business address of this stockholder is 2477 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

(10)
See footnote 6.

(11)
Consists of 18,535,631 shares of Common Stock held directly by SoftBank Vision Fund (AIV M2) L.P. acting by its manager, SB Investment Advisers (UK) Limited. The business address of this stockholder is 1 Circle Star Way, San Carlos, CA 94070.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2021 were satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2021, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Executive and Director Compensation” section and the transactions described below.
Indemnification agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Related Party Transactions
Consulting Agreement
On October 25, 2019, Energy Vault SA, the wholly owned subsidiary of Energy Vault, Inc., entered into a consulting agreement with Mauro Pedretti, father of Andrea Pedretti. Under the terms of the agreement, Mr. Pedretti’s duties include consulting engineering services and assistance as requested by our chief executive officer and other members of our management team. The term of the agreement commenced in 2019 and continues to be effective. As compensation for his services, Mr. Mauro Pedretti is paid an annual salary of CHF 193,860 (approximately $181,178 based on an exchange ratio of 1.07 CHF to one U.S. dollar).
Consulting Services Agreement
On February 14, 2022, we entered into a consulting services agreement with EVFY, Inc. (“EVFY”), an affiliate of Marco Terruzzin, our Chief Product Officer. EVFY has agreed to provide consulting services relating to identify business opportunities and engage with potential customers in exchange for $30,000 per month during the term of such contract. Our contract with EVFY has a 36-month term, and either party may terminate such contract for convenience upon thirty days’ notice starting from the one year anniversary of the effective date of the contract.
Policies and procedures for related party transactions
We have adopted a related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, a “related person” is (i) any person who is or was a director or executive officer of the company or is a nominee for election as a director (as such terms are defined below) of the company at any time since the beginning of the last fiscal year; (ii) any individual or entity known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities at the time of the occurrence or existence of a related party transaction; (iii) any immediate family member of an individual identified under (i) and (ii) above; (iii) any other family members (cousins, etc.) over which an individual identified under (i) and (ii) above has control or influence, or who has control or influence over that individual; (iv) any entity or entities in which a person from the items above has a controlling interest, or exerts significant influence such that the entity is prevented from fully pursuing its own separate interest(s).
The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction.

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act and our Bylaws, stockholder proposals that are intended to be presented at our 2023 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2023 annual meeting of stockholders is not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company. In addition, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b).
Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 4360 Park Terrace Drive, Suite 100, Westlake Village, California, 91361. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Secretary, at 4360 Park Terrace Drive, Suite 100, Westlake Village, California, 91361, or call our Investor Relations at 929-232-3561, and we will promptly send you what you have requested. You can also contact our Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
OTHER MATTERS
We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.
AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON FEBRUARY 10, 2022, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MR. JOSH MCMORROW, SECRETARY, ENERGY VAULT HOLDINGS, INC., 4360 PARK TERRACE DRIVE, SUITE 100, WESTLAKE VILLAGE, CALIFORNIA, 91361. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/19/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

1a. Mary Beth Mandanas   1b. Larry Paulson

0000583048_1 R1.0.0.3

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTETo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00000583048_1 R1.0.0.3For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of two Class I members of the Board ofDirectors.Nominees1a. Mary Beth Mandanas 1b. Larry PaulsonENERGY VAULT HOLDINGS, INC.4360 PARK TERRACE DRIVE, SUITE 100WESTLAKE VILLAGE, CA 93161VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 12/19/2022. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NRGV2022You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 12/19/2022. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposal 2: For Against Abstain2. Ratification of the appointment of independent registered public accounting firm for the fiscal year endingDecember 31, 2022.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.0000583048_2 R1.0.0.3 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comENERGY VAULT HOLDINGS, INC.Annual Meeting of ShareholdersDecember 20, 2022 12:00 PM ETThis proxy is solicited by the Board of DirectorsThe shareholders hereby appoint Robert Allen Piconi (CEO) and Josh McMorrow (Chief Legal Officer), or either of them, asproxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated onthe reverse side of this ballot, all of the shares of Common stock of ENERGY VAULT HOLDINGS, INC. that the Shareholdersare entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM ET on December 20, 2022, Virtually at:www.virtualshareholdermeeting.com/NRGV2022, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side